SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):                        May 6, 2002

PRACTICEWORKS, INC.
 (Exact name of Registrant as Specified in its Charter)

Delaware	001-16079	52-2259090

(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1765 The Exchange
Atlanta, Georgia	30039

(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(770) 850-5006

NOT APPLICABLE
(Former name or former address, if changed since last report)

Item 5.    Other Events.

On May 6, 2002, the Registrant issued a press release regarding the filing of a registration statement relating to a proposed offering of shares of its common stock. A copy of the press release is attached to this filing as Exhibit 99 and is incorporated herein by reference as a part of this item.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PRACTICEWORKS, INC.

By: /s/ James A. Cochran

Name: James A. Cochran
Title: Senior Vice President and
Chief Financial Officer

Dated: May 6, 2002